AMENDMENT TO BACK OFFICE AGREEMENT

This Amendment to **Back Office / Service Provider Agreement dated 1st April 2016.** ("**Amendment**") is made effective as of the 1st December 2018 between **Golden Matrix Group Inc**. (GMGI) of Suite D, 3651 Lindell Road, Las Vegas, NV, 89103 USA and **Articulate Pty Ltd.** (Client) of Suite 302, 2 Grosvenor Street Bondi Junction NSW 2022 Australia ("the Parties")

RECITALS:

A. The Parties entered into a "**Back Office / Service Provider Agreement**", dated 1st April 2016 (the "**Back Office Agreement**").

B. In Terms of the **Back Office Agreement** Articulate provides Services '*accounting, customer support, technology, programming and design services*'

C. The Parties entered into an addendum to "**Back Office / Service Provider Agreement**", dated 1st December 2017 (the "**Addendum to Back Office Agreement**").

D. In terms of the **Back Office Agreement and Addendum to the Back Office agreement;**

   a. **GMGI** shall pay to Articulate a contribution towards rental of $1,500 for each month that **Articulate** provides the Services.
   b. **GMGI** will be required to pay all out of pocket expenses incurred by **Articulate**, including but not limited to travel. Any individual expense above $10,000 will require written approval by **GMGI**

E. Currently GMGI makes a partial contribution as per below

   a. Utility $500
   b. Telephone $300
   c. Rental $1,500

F. The parties have conducted discussions with regard to GMGI's contribution based on their current usage and in line with annual increases and have agreed to increase the contribution as well as add contribution to certain items as follows:

a.	Utilities	$1,000
b.	Telephone	$500
c.	Rental	$3,500
d.	Internet	$200
e.	Staff Amenities	$300

G. The Parties wish to amend the "**Back Office and Addendum to Back Office agreement as per above.**

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein it is agreed to adopt changes as per above:

Golden Matrix Group Inc.

By: ____________________

Chief Financial Officer: Weiting Feng

Articulate Pty Ltd

By: ____________________

Director: Anthony B Goodman